Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-256566) of ChargePoint Holdings, Inc. of our report dated March 31, 2021, except for the effects of the reverse recapitalization described in Note 1 to the consolidated financial statements, as to which the date is July 2, 2021 relating to the financial statements of ChargePoint, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 1, 2022